EXHIBIT 23.1


              CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K into the Company's previously filed Registration Statements on Form S-8 (File Nos. 2-66297, 2-82001, 2-97043, 33-23103, 33-14455, 33-38405, 33-53796, 33-52533, 33-63703) and on Form S-3
(File No. 33-56441).


                                   /s/ ARTHUR ANDERSEN LLP


San Antonio, Texas
February 14, 1996